                                                                    EXHIBIT 99.1

                                                               [HEALTHWAYS LOGO]


FOR IMMEDIATE RELEASE                   Contact:  Mary A. Chaput
---------------------
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (615) 665-1122


  AMERICAN HEALTHWAYS CONTINUES STRONG REVENUE GROWTH FOR THE FIRST QUARTER OF
                                  FISCAL 2004

                        -------------------------------

                ACHIEVES TOP OF EARNINGS GUIDANCE FOR THE QUARTER

                        -------------------------------

                     INCREASES FISCAL 2004 EARNINGS GUIDANCE

NASHVILLE, TENN. (DEC. 18, 2003) - Ben R. Leedle, Jr., president and chief executive officer of American Healthways, Inc. (Nasdaq: AMHC), today announced financial results for the first quarter of fiscal 2004. For the quarter, which ended Nov. 30, 2003, revenues increased 36% to $51,078,000 from $37,538,000 for the first quarter of fiscal 2003, and net income increased to $3,956,000 from $3,699,000. Earnings per diluted share were $0.23 for the first quarter of fiscal 2004, including the effect of incentive bonus revenues of $0.02 per diluted share, compared with $0.23 for the first quarter of fiscal 2003, including $0.03 of incentive bonus revenues. The Company's guidance for fiscal 2004 first-quarter earnings per diluted share was $0.20 to $0.21, excluding the effect of any incentive bonuses.

         Leedle remarked, "We are pleased with the Company's performance for the first quarter of fiscal 2004. As planned, we made significant investments in the first quarter related to the StatusOne transaction and its initial integration costs, as well as the ramp-up of contract costs ahead of revenue recognition for new contracts that will start later in the fiscal year. Despite these investments, our strong positive cash flow from operations resulted in cash and cash equivalents at the quarter's end remaining approximately the same as at the previous quarter's end. Our substantial revenue growth for the first quarter was driven by expansion in actual health plan lives under management for American Healthways' care enhancement programs, to 1,024,000 at the end of the first quarter from 668,000 at the same time in fiscal 2003. Our first-quarter growth in actual lives under management also represents a 22% sequential-quarter increase from 838,000 at the end of fiscal 2003. Contributing to this growth was the continued demand-driven expansion of our ASO business.

         "Beyond our on-target financial results, a number of significant developments have occurred in the opening months of fiscal 2004 that support our prospects for sustained profitable growth. We have previously discussed our acquisition of StatusOne, the release of landmark first-year results by Blue Cross Blue Shield of Minnesota ("BCBSM"), and new first-quarter contracts with Hawaii Medical Services Association, WellChoice, Inc., Oxford Health Plans and

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AMHC Reports Third-Quarter Results
Page 2
December 18, 2003



Horizon Healthcare Services, Inc. Since announcing those events in September and October, we have continued with significant contracting momentum and enhanced strategic positioning.

- EIGHT CONTRACTS SIGNED IN FISCAL 2004 TO DATE - In addition to the four new contracts signed since the end of fiscal 2003 referenced above, American Healthways has announced four others. We signed a new three-year contract with The Regence Group to provide our total population management services to selected groups of self-insured members of Regence BlueShield, located in Washington, with the exclusive right to provide services to plans covering The Regence Group's nearly 3 million members in Washington, Oregon, Idaho and Utah. This contract is the first in which we have integrated the high-risk health management programs provided by StatusOne with our disease management and care enhancement programs. We also announced a five-year contract with Health Care Services Corporation ("HCSC"), which operates, among other divisions, Blue Cross and Blue Shield ("BCBS") of Illinois, BCBS of New Mexico and BCBS of Texas. Services for chronic diseases and impact conditions to their self-insured members will be made available starting Jan. 1, 2004. In addition, we signed a new six-year contract with NewQuest Health Solutions LLC for its HealthSpring of Tennessee, HealthSpring of Alabama and Texas HealthSpring health plans that extends the existing relationship and adds our diabetes and cardiac programs to their new markets in Texas and Alabama. Last, we are pleased to announce an expanded contract with Joint Benefit Trust that added our cardiac and asthma programs to our existing diabetes program.

         We believe that the eight contracts signed since the end of fiscal 2003 clearly indicate both the accelerating interest in disease management and care enhancement among health plans and employers across the country and the market's recognition of the strength of American Healthways' proven programs.

- CARE ENHANCEMENT WORKS IN MEDICARE POPULATION - Recently, HealthSpring of Tennessee confirmed strong first-year results from our total care enhancement contract for its population of Medicare beneficiaries. Similar in importance to the earlier release of compelling first-year results from the commercial population of BCBSM, our comprehensive programs with HealthSpring reached over 50% of its total Medicare population and approximately 75% of that population's health care spending. By reaching this critical mass of the plan's medical spend, our programs produced a reduction in the projected cost increase for all HealthSpring's Medicare members that exceeded 300 basis points. These results provide conclusive proof that, by improving the quality and accessibility of health care through our care enhancement program, substantial cost savings that "bend the trend" of health care cost expansion for a Medicare population can be achieved.

- FUTURE MEDICARE OPPORTUNITY - The importance of our disease management and care enhancement outcomes for Medicare populations, particularly those recently validated by HealthSpring of Tennessee, when coupled with the recent passage of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, is clear. This Act includes the introduction of disease management programs to serve the nation's 36 million traditional Medicare beneficiaries, which represents a tremendous new market opportunity for the Company. As the market leader, our proven results, demonstrated scalability, unmatched breadth of programs and financial strength, all contribute to American Healthways' strong position with regard to this large emerging market."

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AMHC Reports Third-Quarter Results
Page 3
December 18, 2003



FISCAL 2004 GUIDANCE INCREASES

American Healthways' guidance for fiscal 2004 is primarily based on its current health plan business under management, its backlog at the end of the first quarter of approximately $22 million in annualized revenues before new ASO sales, and its pipeline of potential new contracts and contract extensions. The Company today increases its anticipated earnings per diluted share for fiscal 2004 to a range of $1.42 to $1.46, from its previous range of $1.40 to $1.44. This guidance does not include any impact of future incentive bonuses.

Earnings per diluted share for the second quarter of fiscal 2004 are expected to be in the range of $0.28 to $0.30, before the impact of any incentive bonuses, compared to $0.26 for the second quarter of fiscal 2003, before the impact of incentive bonuses. In the second quarter of fiscal 2003, the Company earned $0.05 of incentive bonuses. This guidance takes into consideration both the continuing StatusOne integration costs and the ramp-up of new contract costs ahead of revenue recognition. American Healthways continues to expect fiscal 2004 revenues to be in a range of $245 million to $255 million.

The Company guidance above does not reflect the impact of the two-for-one stock split announced Nov. 19, 2003, which will be distributed to stockholders on Dec. 19, 2003.

SUMMARY

"We believe that the key to bending the trend in escalating health care costs for a given population is reaching a critical mass of its health care spend," Leedle added. "To reach critical mass on a national level requires the ability to deliver a wide breadth of integrated programs at scale. Our confidence that we have the programs, infrastructure, financial strength and management depth to achieve this goal is supported by our experience in quadrupling our actual lives under management to over 1,000,000 from 245,000 in just over two years. Further, the expertise we have developed in the timely delivery of services to very large populations continues to differentiate American Healthways in the market."

CONFERENCE CALL

American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations or by going to the following Web site - www.streetevents.com - at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the Company's Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company's website at www.americanhealthways.com.

SAFE HARBOR PROVISIONS

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby

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AMHC Reports Third-Quarter Results
Page 4
December 18, 2003



cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the Company's ability to integrate the operations of StatusOne into the Company's business; the Company's ability to achieve the expected financial results for StatusOne; the timing of implementation, and the effect, of regulatory rules and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company's ability to sign and execute new contracts for health plan disease management services and care enhancement services and to sign and execute new contracts for hospital-based diabetes services; the risks associated with a significant concentration of the Company's revenues with a limited number of health plan customers; the Company's ability to effect cost savings and clinical outcomes improvements under health plan disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company's ability to accurately forecast performance under the terms of its health plan contracts ahead of data collection and reconciliation; the ability of the Company to collect contractually earned incentive performance bonuses; the ability of the Company's health plan customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance under the terms of its health plan contracts; the Company's ability to resolve favorably contract billing and interpretation issues with its health plan customers; the ability of the Company to effectively integrate new technologies such as those encompassed in its care enhancement initiatives into the Company's care management information technology platform; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company's health plan operations and to support or guarantee the Company's performance under new health plan contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company's ability to attract and/or retain and effectively manage the employees required to implement its agreements with hospitals and health plan organizations; the impact of litigation involving the Company; the impact of future state and federal health care legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company's customers and their willingness to purchase the Company's services; and general economic conditions. The Company undertakes no obligation to update or revise any such forward-looking statements.

American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Nov. 30, 2003, the Company had 1,024,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.

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


AMHC Reports Third-Quarter Results
Page 5
December 18, 2003



                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE MONTHS ENDED
                                                           NOVEMBER 30,
                                                   ------------------------------
                                                       2003               2002
                                                   -----------        -----------

Revenues                                           $    51,078        $    37,538
Cost of services                                        34,144             24,626
                                                   -----------        -----------
  Gross margin                                          16,934             12,912

 Selling, general & administrative expenses              5,142              3,918
 Depreciation and amortization                           4,142              2,539
 Interest                                                  944                185
                                                   -----------        -----------

Income before income taxes                               6,706              6,270
Income tax expense                                       2,750              2,571
                                                   -----------        -----------

Net income                                         $     3,956        $     3,699
                                                   ===========        ===========


Basic income per share:                            $      0.25        $      0.24
                                                   ===========        ===========

Diluted income per share:                          $      0.23        $      0.23
                                                   ===========        ===========

Weighted average common shares and
equivalents(1):
   Basic                                            15,895,000         15,396,000
   Diluted                                          17,109,000         16,345,000


(1) Does not reflect the impact of a two-for-one stock split announced November 19, 2003, which will be distributed to stockholders on December 19, 2003.

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AMHC Reports First-Quarter Results
Page 6
Dec. 18, 2003


                            AMERICAN HEALTHWAYS, INC.
                       SEGMENT AND STATISTICAL INFORMATION
                             (DOLLARS IN THOUSANDS)

                                                   THREE MONTHS ENDED
                                                      NOVEMBER 30,
                                             -------------------------------
                                                 2003                2002
                                             -----------         -----------
  SEGMENT OPERATING INFORMATION
Revenues:
  Health plan contracts                      $    47,714         $    33,507
  Hospital contracts                               3,312               3,947
  Other revenue                                       52                  84
                                             -----------         -----------
                                             $    51,078         $    37,538
                                             ===========         ===========

Income before income taxes:
  Health plan contracts                      $    16,726         $    11,932
  Hospital contracts                                 737                 753
  Shared support services                         (7,019)             (5,246)
                                             -----------         -----------
    Total segments                                10,444               7,439
  General corporate                               (3,738)             (1,169)
                                             -----------         -----------
                                             $     6,706         $     6,270
                                             ===========         ===========


     OPERATING STATISTICS
     Health Plan Segment
     -------------------

  Health plan actual lives under
    management at end of period                1,024,445             667,902
  Annualized revenue in backlog              $    21,931         $    21,600

     Hospital Segment
     ---------------
  Contracts at end of period                          48                  54



     RECONCILIATION OF DILUTED EARNINGS PER SHARE (EPS) EXCLUDING INCENTIVE
                 FEES TO DILUTED EARNINGS PER SHARE, GAAP BASIS

                                                 THREE MONTHS ENDED
                                                    FEBRUARY 28,
                                                        2003
                                                    ------------
EPS excluding incentive fees(1)                       $      0.26
EPS attributable to incentive fees                           0.05
                                                      -----------
EPS, GAAP basis                                       $      0.31
                                                      ===========

(1) EPS excluding incentive fees is a non-GAAP financial measure. The Company excludes incentive fees from this measure primarily because of their unpredictability and relies on EPS excluding incentive fees as a primary measure to review and assess the ongoing operating performance of contracts. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider EPS excluding incentive fees in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

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AMHC Reports First-Quarter Results
Page 7
Dec. 18, 2003

                            AMERICAN HEALTHWAYS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                  (UNAUDITED)
                                                                  NOVEMBER 30,            AUGUST 31,
                                                                      2003                  2003(1)
                                                                   ---------              ---------
ASSETS
 Current assets:
  Cash and cash equivalents                                        $  35,007              $  35,956
  Accounts receivable, net
     Billed                                                           21,043                 18,526
     Unbilled                                                          4,701                  7,971
  Other current assets                                                 3,997                  4,267
  Deferred tax asset                                                   1,105                    758
                                                                   ---------              ---------

    Total current assets                                              65,853                 67,478

Property and equipment
  Leasehold improvements                                               5,381                  5,045
  Computer equipment and related software                             41,908                 38,214
  Furniture and office equipment                                      10,367                  9,558
                                                                   ---------              ---------
                                                                      57,656                 52,817
  Less accumulated depreciation                                      (28,528)               (25,166)
                                                                   ---------              ---------
    Net property and equipment                                        29,128                 27,651

Long-term deferred tax asset                                              67                     --

Other assets                                                           2,131                    182
Intangible assets, net                                                22,945                    264
Goodwill, net                                                         83,627                 44,438
                                                                   ---------              ---------

Total assets                                                       $ 203,751              $ 140,013
                                                                   ---------              ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
  Accounts payable                                                 $   3,130              $   4,067
  Accrued salaries and benefits                                        3,183                  9,162
  Accrued liabilities                                                  4,532                  2,790
  Contract billings in excess of earned revenue                        5,463                  3,272
  Income taxes payable                                                 1,523                    391
  Current portion of long-term debt                                   12,516                    389
  Current portion of long-term liabilities                               484                    360
                                                                   ---------              ---------

    Total current liabilities                                         30,831                 20,431

Long-term debt                                                        45,613                    109

Long-term deferred tax liability                                       2,380                  2,380

Other long-term liabilities                                            5,247                  4,662

Commitments and contingencies

Stockholders' equity
  Preferred stock
    $.001 par value, 5,000,000 shares authorized,
      none outstanding                                                    --                     --
  Common stock
    $.001 par value, 40,000,000 shares authorized,
      15,616,996 and 15,366,232 shares outstanding                        16                     16
  Additional paid-in capital                                          77,379                 74,086
  Retained earnings                                                   42,285                 38,329
                                                                   ---------              ---------

    Total stockholders' equity                                       119,680                112,431
                                                                   ---------              ---------

Total liabilities and stockholders' equity                         $ 203,751              $ 140,013
                                                                   ---------              ---------

(1) Certain items have been reclassified to conform to current classifications.

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AMHC Reports First-Quarter Results
Page 8
Dec. 18, 2003

                            AMERICAN HEALTHWAYS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                          THREE MONTHS ENDED
                                                                             NOVEMBER 30,
                                                                      --------------------------
                                                                       2003             2002(1)
Cash flows from operating activities:
Net income                                                            $  3,956         $  3,699
   Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                          4,142            2,539
  Amortization of deferred loan costs                                      192               69
  Tax benefit of stock option exercises                                  2,028              352
  Decrease (increase) in accounts receivable, net                        1,182           (3,026)
  Decrease (increase) in other current assets                              497             (726)
  (Decrease) increase in accounts payable                               (1,480)          (2,251)
  (Decrease) increase in accrued salaries and benefits                  (6,599)          (7,528)
  (Decrease) increase in other current liabilities                       1,706            6,305
  Other                                                                    488              391
     Decrease (increase) in other assets                                    49              251
     Payments on other long-term liabilities                               (61)              --
                                                                      --------         --------
Net cash flows provided by (used in) operating activities                6,100               75
                                                                      --------         --------

Cash flows from investing activities:
  Acquisition of property and equipment                                 (3,061)          (4,862)
  Business acquisitions, net of cash acquired                          (59,812)              --
                                                                      --------         --------
Net cash flows used in investing activities                            (62,873)          (4,862)
                                                                      --------         --------

Cash flows from financing activities:
  Increase in restricted cash and cash equivalents                          --           (3,000)
  Proceeds from issuance of term note, net of deferred loan costs       57,685               --
  Exercise of stock options                                              1,262              206
  Payments of long term-debt                                            (3,123)             (94)
                                                                      --------         --------
Net cash flows provided by (used in) financing activities               55,824           (2,888)
                                                                      --------         --------

Net increase (decrease) in cash and cash equivalents                      (949)          (7,675)

Cash and cash equivalents, beginning of period                          35,956           23,924
                                                                      --------         --------

Cash and cash equivalents, end of period                              $ 35,007         $ 16,249
                                                                      ========         ========

(1) Certain items have been reclassified to conform to current classifications.


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